Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



               December 29, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Prudential
Investment Portfolios, Inc.
          File Nos. 33-61997 and 811-07343

   On behalf of the Prudential Investment
Portfolios, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system.
Should you have any questions, please contact me at (973) 367-7503.



                                     Very
                         truly yours,
                               /s/  Sadiq M,.
Peshimam
Sadiq M. Peshimam
Assistant Treasurer